UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A
                  Amendment No. 1 to Current Report on Form 8-K
            Dated August 27, 1998 Reporting Event of August 13, 1998

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 August 13, 1998


                            CORNELL CORRECTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                     1-14472
                            (Commission File Number)

              DELAWARE                                   76-0433642
      (State or other jurisdiction                    (I.R.S. Employer
          of incorporation)                        Identification Number)

                        1700 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
              (Address of principal executive offices and zip code)

                                 (713) 623-0790
               (Registrants telephone number, including area code)

       The undersigned registrant hereby amends the following items of its
      Current Report on Form 8-K dated August 27, 1998, reporting an event on August 13, 1998 as set forth in the pages attached hereto:

                    Item 7. Financial Statements and Exhibits

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this document to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                CORNELL CORRECTIONS, INC.


                                                By: __________________________
                                                       Brian E. Bergeron
Date: October 27, 1998                                 Chief Financial Officer
                                                       and Treasurer

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        Allvest Corporation Alaska Corrections Division Audited Financial
         Statements
           Report of Independent Auditors
           Balance Sheet as of December 31, 1997
           Statement of Operations and Parent's Equity in Division for the Year
            Ended December 31, 1997
           Statement of Cash Flows for the Year Ended December 31, 1997
           Notes to Financial Statements

         Allvest Corporation Alaska Corrections Division Unaudited Interim
          Financial Statements
           Unaudited Balance Sheet as of June 30, 1998
           Unaudited Statements of Operations and Parent's Equity in Division for the Six Months Ended June 30, 1998 and 1997


   (B) PRO FORMA FINANCIAL INFORMATION.

         Cornell Corrections, Inc. Unaudited Pro Forma Condensed Consolidated
          Financial Statements
           Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June
            30, 1998
           Unaudited Pro Forma Condensed Consolidated Statement of Operations
            for the Year Ended December 31, 1997
           Unaudited Pro Forma Condensed Consolidated Statement of Operations
            for the Six Months Ended June 30, 1998
           Notes to Unaudited Pro Forma Condensed Consolidated Financial
            Statements


   (C) EXHIBITS.

      None.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Allvest Corporation:


We have audited the accompanying balance sheet of Allvest Corporation's Alaska Corrections Division as of December 31, 1997, and the related statement of operations and parent's equity in division, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allvest Corporation's Alaska Corrections Division as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As indicated in note 2, substantially all operating assets of Allvest Corporation's Alaska Corrections Division were sold on August 13, 1998.


KPMG Peat Marwick LLP


Anchorage, Alaska
October 9, 1998

                               ALLVEST CORPORATION
                           ALASKA CORRECTIONS DIVISION

                             BALANCE SHEET (NOTE 2)

                                DECEMBER 31, 1997


                          ASSETS

Current assets:
     Cash and cash equivalents ..................................   $   244,103
     Receivables, net of allowance for doubtful accounts of $0:
             Trade ..............................................       861,250
             Employees ..........................................         8,735
             Other ..............................................         1,100
                                                                    -----------
                  Total receivables .............................       871,085
                                                                    -----------
     Prepaid expenses ...........................................       129,986
     Deposits ...................................................        13,385
                                                                    -----------
                  Total current assets ..........................     1,258,559
                                                                    -----------
Property and equipment (note 4):
     Land .......................................................       275,011
     Buildings and improvements .................................     3,332,162
     Furniture and equipment ....................................       699,355
                                                                    -----------
                                                                      4,306,528
     Accumulated depreciation ...................................    (1,950,903)
                                                                    -----------
                  Net property and equipment ....................     2,355,625
                                                                    -----------
                  Total assets ..................................   $ 3,614,184
                                                                    ===========

        LIABILITIES AND PARENT'S EQUITY IN DIVISION

Current liabilities:
     Accounts payable ...........................................   $   250,946
     Accrued payroll and related taxes and benefits .............       165,054
     Current portion of long-term debt (note 4) .................       115,165
     Notes payable (note 3) .....................................       107,865
                                                                    -----------
                  Total current liabilities .....................       639,030
                                                                    -----------
Long-term debt, net of current portion (note 4) .................       925,099
Affiliated company payable (note 5) .............................     1,384,482
                                                                    -----------
                  Total liabilities .............................     2,948,611
                                                                    -----------
Parent's equity in division .....................................       665,573
                                                                    -----------
Commitments and contingencies (note 7)
                  Total liabilities and parent's equity in
                    division ....................................   $ 3,614,184
                                                                    ===========

                 See accompanying notes to financial statements.

                               ALLVEST CORPORATION
                           ALASKA CORRECTIONS DIVISION

             STATEMENT OF OPERATIONS AND PARENT'S EQUITY IN DIVISION

                          YEAR ENDED DECEMBER 31, 1997

REVENUES:
     State of Alaska corrections contracts ............................   $ 7,412,076
     Other contracts ..................................................       446,397
     Miscellaneous ....................................................        40,000
                                                                          -----------
             Total revenues ...........................................     7,898,473
                                                                          -----------
EXPENSES:
     Salaries and fringe benefits .....................................     2,076,030
     Subcontracts, including $756,000 to related party (note 5) .......     1,033,245
     Facility rent, related party (note 5) ............................       876,000
     Food .............................................................       655,088
     Facility maintenance, including $124,800 to related party (note 5)       185,264
     Utilities ........................................................       286,828
     Depreciation .....................................................       204,433
     Insurance ........................................................       115,418
     Interest .........................................................       112,293
     Professional services ............................................        54,885
     Equipment rent, including $63,000 to related party (note 5) ......        67,903
     Equipment repair .................................................        62,388
     Household supplies ...............................................        78,150
     Other supplies ...................................................        54,755
     Telephone ........................................................        23,540
     Equipment supplies ...............................................        15,583
     Training, including $2,200 to related party (note 5) .............         8,386
     Office Supplies ..................................................        17,589
     Property taxes ...................................................        36,165
     Printing, including $10,500 to related party (note 5) ............        17,014
     Program supplies .................................................         7,026
     Travel ...........................................................        12,304
     Medical supplies .................................................         3,790
     Dues and subscriptions ...........................................         7,946
     Advertising ......................................................         1,669
     Miscellaneous ....................................................         2,575
                                                                          -----------
             Total expenses ...........................................     6,016,267
                                                                          -----------
             Net income ...............................................     1,882,206
Distributions to parent ...............................................    (2,502,104)
PARENT'S EQUITY IN DIVISION AT BEGINNING OF YEAR ......................     1,285,471
                                                                          -----------
PARENT'S EQUITY IN DIVISION AT END OF YEAR ............................   $   665,573
                                                                          ===========

                 See accompanying notes to financial statements.

                               ALLVEST CORPORATION
                           ALASKA CORRECTIONS DIVISION

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income ................................................    $ 1,882,206
     Adjustments to reconcile net income to net cash
         provided by operating activities:
            Depreciation .......................................        204,433
            Changes in assets and liabilities:
               Trade receivables ...............................       (227,431)
               Employee receivables ............................         (5,866)
               Other receivables ...............................             14
               Prepaid expenses ................................        (19,773)
               Deposits ........................................           (515)
               Accounts payable ................................        138,992
               Accrued payroll and related taxes and benefits ..        (46,540)
                                                                    -----------
                    Net cash provided by operating activities ..      1,925,520
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of property and equipment .....................        (36,261)
                                                                    -----------
                    Net cash used in investing activities ......        (36,261)
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on long-term debt ................................       (124,907)
     Distributions to parent ...................................     (2,502,104)
     Proceeds from borrowings on note payable ..................        374,698
     Payments on note payable ..................................       (370,903)
     Advances received from affiliated companies ...............        651,329
                                                                    -----------
                    Net cash used in financing activities ......     (1,971,887)
                                                                    -----------
                    Net decrease in cash and
                      cash equivalents .........................        (82,628)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR .................        326,731
                                                                    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR .......................    $   244,103
                                                                    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     CASH PAID FOR INTEREST ....................................    $   112,293
                                                                    ===========

                 See accompanying notes to financial statements.

                               ALLVEST CORPORATION
                           ALASKA CORRECTIONS DIVISION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS

     Allvest Corporation (the "Company"), an Alaska corporation, is engaged in the business of operating residential correction facilities in the states of Alaska and Washington. The Alaska Corrections Division (the "Division") is an operating division of the Company which includes all Alaskan correctional facilities. The financial statements do not include activities, assets or liabilities of the Company's other operations.

     CONCENTRATIONS

     All of the Division's operations are located in the State of Alaska. Contracts with the State of Alaska, Department of Corrections to operate correction facilities in Anchorage, Fairbanks and Bethel, Alaska, provided 94% of the Division's revenues in 1997 and accounted for $861,250 of trade receivables at December 31, 1997. These contracts extend to dates ranging through June 30, 1998. The State of Alaska, Department of Corrections renewed these contracts subsequent to year end with terms through June 30, 1999.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Cash and equivalents, receivables and payables are recorded at historical cost which approximates fair value.

     PROPERTY AND EQUIPMENT

     Buildings are recorded at cost and depreciated by the straight-line method over the estimated useful life of 30-40 years of the buildings. Building improvements are recorded at cost and depreciated by the straight-line method over the remaining life of the building or the improvements of 30-40 years, whichever is shorter.

     Furniture and equipment are recorded at cost and depreciated by the straight-line method over the estimated useful lives of 5-7 years of the related assets.

     Expenditures for major additions, renewals and betterments are capitalized and maintenance, repairs and minor additions and renewals are charged to expense. Gains and losses upon asset disposal are taken into income.

     PROGRAM FACILITY EXPENDITURES

     The Division expenses program facility expenditures over the term of the contract to which they relate.

                               ALLVEST CORPORATION
                           ALASKA CORRECTIONS DIVISION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


     ALLOCATION OF ADMINISTRATIVE EXPENSES

     The Company allocates administrative costs which cannot be specifically identified to one division to all divisions based on each division's total revenue as a percent of the Company's total revenue. Based on the nature of the Company's operations, management believes that such allocation methodology is appropriate in the circumstances. The Company's administrative costs amounted to $573,576 for the year, of which $496,466 were allocated to the Division.

     REVENUES

     Revenues under corrections contracts are recognized ratably based on the number of clients served as the related services are rendered.

     INCOME TAXES

     The stockholder has elected, pursuant to the provisions of the Internal Revenue Code, to treat the Company as an S-Corporation for income tax purposes. As a result, the Company's taxable income is included in the stockholder's individual income tax return and, accordingly, there is no provision for income taxes reflected in the Division's financial statements.

     CASH AND CASH EQUIVALENTS

     The Division considers cash equivalents to include short-term investments that are readily convertible to known amounts of cash and that present an insignificant risk of change in value due to changes in interest rates or other factors with maturities at acquisition date of three months or less.

(2)  DISPOSAL OF DIVISION

     On June 20, 1998, the Company entered into an agreement to sell certain assets of the Alaska Corrections Division, along with a building owned by the Company's stockholder and vehicles and office furniture owned by St. John Investments, Inc. (an affiliated company), to Cornell Corrections, Inc. ("Cornell"), a Delaware Corporation, for approximately $20 million. The disposal date is August 13, 1998. The assets of the Alaska Corrections Division which will be sold include property and equipment, operating supplies and deposits held for clients of $38,500. The sale price of the assets exceeds the carrying amount. Excluded from the sale are:

       o      accounts receivable;
       o      prepaid expenses;
       o      deposits, excluding deposits held for clients; and
       o      cash.

     Cornell will not assume or agree to pay, perform or discharge, and will not be responsible for any commitments, contracts, agreements, or obligations or claims against or liabilities of the Division other than accrued obligations for vacation leave.

     Cornell also will acquire all contracts, management agreements and leases related to the Division. Most employees of the Division will be offered employment by Cornell. Records associated with the operation of the Division will be acquired by Cornell.

                               ALLVEST CORPORATION
                           ALASKA CORRECTIONS DIVISION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


 (3) NOTES PAYABLE

     Notes payable of $107,865 at December 31, 1997 consist of uncollateralized short-term obligations due to financing companies. Such amounts are to be repaid in monthly installments of $19,047, including interest at 8%.

 (4) LONG-TERM DEBT

     Long-term debt at December 31 is comprised of the following:

         Note payable to a bank, due in monthly
            installments of $4,048, including
            interest at the prime rate plus 2%
            (10.5% at December 31, 1997) through July
            1999, collateralized by property, assignment of
            contracts and guaranteed by the stockholder ........  $   70,579
         Note payable to a bank, due in monthly installments
            of $13,600, including 9.75% interest through
            November 2006, collateralized by property,
            assignment of contracts and guaranteed by the
            stockholder ........................................     969,685
                                                                  ----------
                 Total long-term debt ..........................   1,040,264

                 Less current portion ..........................     115,165
                                                                  ----------

                 Long-term debt, net of current portion ........  $  925,099
                                                                  ==========


     Maturities of long-term debt for years subsequent to December 31, 1997 are as follows:


                            DECEMBER 31        AMOUNT
                         ----------------  -------------
                               1998        $    115,165
                               1999             106,356
                               2000              87,202
                               2001              96,095
                               2002             105,895
                            Thereafter          529,551
                                             -----------
                                           $  1,040,264
                                             ===========

                               ALLVEST CORPORATION
                           ALASKA CORRECTIONS DIVISION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


 (5) RELATED PARTY TRANSACTIONS

     The Company's sole stockholder owns 100% of a management firm with which the Company subcontracts to perform management services. During the year ended December 31, 1997, the Division incurred $756,000 in expenses related to management services provided by the affiliated company. Additionally, during the year ended December 31, 1997, the Division incurred $124,800 of facility maintenance expense provided by the management firm. Also, during the year ended December 31, 1997, the Division incurred $10,500 of printing expenses and $2,200 of training expenses provided by the management firm.

     During the year ended December 31, 1997, the Division incurred $939,000 in rental expense related to equipment and facilities leased from an affiliated company.

     The Division has payables to affiliates of $1,384,482 as of December 31, 1997. The payables have no set repayment terms, and the affiliate has agreed that repayment is not required in the next twelve months and therefore are classified as long-term.

 (6) PROFIT-SHARING PLAN

     Effective January 1, 1996, the Company implemented a 401(k) profit sharing plan (Plan) for all those employees who meet the eligibility requirements set forth in the Plan. The amount of the contribution to the Plan is at the discretion of the Company's Board of Directors. The Division's contributions for the year ended December 31, 1997 totaled $7,319. All Plan assets and liabilities are included in the parent company's financial statements and are not included in the Division's balance sheet.

 (7) CONTINGENCIES

     The Company is a defendant in various suits and allegations involving ATS (Adolescent Treatment Services, formerly known as BLAADE) and the Division's operation of correctional facilities. The plaintiffs are seeking both compensatory and punitive damages. The Company remains liable on these matters as the purchaser assumed no responsibility for them. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Division's financial position, results of operations or liquidity.

                               ALLVEST CORPORATION
                           ALASKA CORRECTIONS DIVISION

                                  BALANCE SHEET
                                   (UNAUDITED)

                                  JUNE 30, 1998


                          ASSETS
Current assets:
     Cash and cash equivalents ..................................   $ 1,087,689
     Receivables, net of allowance for doubtful accounts of $0:
         Trade ..................................................     1,011,326
         Employees ..............................................         8,276
         Other ..................................................        21,079
                                                                    -----------
                  Total receivables .............................     1,040,681
                                                                    -----------
     Prepaid expenses ...........................................        50,856
     Deposits ...................................................        13,966
                                                                    -----------
                  Total current assets ..........................     2,193,192
                                                                    -----------
Property and equipment
     Land .......................................................       275,011
     Building and improvements ..................................     3,332,162
     Furniture and equipment ....................................       766,362
                                                                    -----------
                                                                      4,373,535
     Accumulated depreciation ...................................    (2,051,452)
                                                                    -----------
                  Net property and equipment ....................     2,322,083
                                                                    -----------
                  Total assets ..................................   $ 4,515,275
                                                                    ===========

        LIABILITIES AND PARENT'S EQUITY IN DIVISION

Current liabilities:
     Accounts payable ...........................................   $   214,594
     Accrued payroll and related taxes and benefits .............       447,366
     Current portion of long-term debt ..........................       169,150
     Notes payable ..............................................       268,254
                                                                    -----------
                  Total current liabilities .....................     1,099,364
                                                                    -----------
Long-term debt, net of current portion ..........................     1,830,391
Affiliated company payable ......................................       588,230
                                                                    -----------
                  Total liabilities .............................     3,517,985
                                                                    -----------
Parent's equity in division .....................................       997,290
                                                                    -----------
Commitments and contingencies
                  Total liabilities and parent's equity
                    in division .................................   $ 4,515,275
                                                                    ===========

                               ALLVEST CORPORATION
                           ALASKA CORRECTIONS DIVISION

            STATEMENTS OF OPERATIONS AND PARENT'S EQUITY IN DIVISION

                                   (UNAUDITED)



                                                      SIX MONTHS ENDED JUNE 30,
                                                     ---------------------------
                                                         1998           1997
                                                     -----------    ------------
REVENUES:
     State of Alaska corrections contracts .......   $ 4,684,198      3,503,268
     Other contracts .............................       236,532        184,032
     Miscellaneous ...............................        84,466         39,095
                                                     -----------    -----------
             Total revenues ......................     5,005,196      3,726,395
                                                     -----------    -----------

EXPENSES:
     Salaries and fringe benefits ................     1,240,609      1,040,504
     Subcontracts ................................       659,052        510,110
     Facility rent ...............................       368,773        438,000
     Food ........................................       396,343        317,397
     Facility maintenance ........................       135,307         93,000
     Utilities ...................................       155,037        136,129
     Depreciation ................................       100,549        100,974
     Insurance ...................................        60,002         52,669
     Interest ....................................       118,801         39,381
     Professional services .......................        44,273         39,544
     Equipment rent ..............................        40,460         33,866
     Equipment repair ............................        53,494         28,170
     Household supplies ..........................        58,259         36,555
     Other supplies ..............................        29,390         23,967
     Telephone ...................................        14,520         10,206
     Equipment supplies ..........................        53,962         16,469
     Training ....................................         5,171          2,859
     Office Supplies .............................        14,083          7,022
     Property taxes ..............................        21,257         20,177
     Printing ....................................        14,567          6,447
     Program supplies ............................         8,151          3,577
     Travel ......................................         9,933          5,294
     Medical supplies ............................         3,521          1,631
     Dues and subscriptions ......................         2,583          2,434
     Advertising .................................         2,896            338
     Miscellaneous ...............................        83,793          4,352
                                                     -----------    -----------
             Total expenses ......................     3,694,786      2,971,072
                                                     -----------    -----------
             Net income ..........................     1,310,410        755,323
Distributions to parent ..........................          --             (255)
Intra Company Transfers ..........................      (978,693)    (1,172,737)
PARENT'S EQUITY IN DIVISION AT BEGINNING OF PERIOD       665,573      1,285,471
                                                     -----------    -----------
PARENT'S EQUITY IN DIVISION AT END OF PERIOD .....   $   997,290        867,802
                                                     ===========    ===========

                               ALLVEST CORPORATION
                           ALASKA CORRECTIONS DIVISION

                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                                                  SIX MONTHS ENDED JUNE 30,
                                                               ------------------------------
                                                                    1998            1997
                                                               ------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income .............................................   $ 1,310,410    $   755,323
     Adjustments to reconcile net income to net cash
        provided by operating activities:
            Depreciation ....................................       100,549        100,974
            Changes in assets and liabilities:
               Trade receivables ............................      (150,076)       (29,269)
               Employee receivables .........................           459         (9,315)
               Other receivables ............................       (19,979)       (19,359)
               Prepaid expenses .............................        79,130         49,469
               Deposits .....................................          (581)        (3,701)
               Accounts payable .............................       (36,352)        83,650
               Accrued payroll and related taxes and benefits       282,312         79,330
                                                                -----------    -----------
                    Net cash provided by operating activities     1,565,872      1,007,102
                                                                -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of property and equipment ..................       (67,007)       (35,690)
                                                                -----------    -----------
                    Net cash used in investing activities ...       (67,007)       (35,690)
                                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from borrowings on long-term debt .............       959,277
     Payments on long-term debt .............................          --          (65,211)
     Distributions to parent ................................          --             (255)
     Proceeds from borrowings on note payable ...............     1,872,939            686
     Payments on note payable ...............................    (1,712,550)       (97,607)
     Advances received from (paid to) affiliated companies ..      (796,252)        67,304
     Intra company transfers ................................      (978,693)    (1,172,737)
                                                                -----------    -----------
                    Net cash used in financing activities ...      (655,279)    (1,267,820)
                                                                -----------    -----------

                    Net increase (decrease) in cash and
                      cash equivalents ......................       843,586       (296,408)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ............       244,103        326,731
                                                                -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ..................   $ 1,087,689    $    30,323
                                                                ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     CASH PAID FOR INTEREST .................................   $   118,801    $    39,381
                                                                ===========    ===========

                            CORNELL CORRECTIONS, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 reflect the consolidated financial position and results of operations, respectively, of Cornell Corrections, Inc. and its subsidiaries ("the Company") as if the acquisition of Allvest Corporation's Alaska Corrections Division ("Allvest") by the Company had occurred, in the case of the balance sheet, on June 30, 1998, and in the case of the statements of operations, on January 1, 1997. In addition, the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 reflects the results of operations as if the Company's acquisition of the Great Plains Correctional Facility in January 1998 and the acquisition of The Abraxas Group, Inc. in September 1997 had occurred on January 1, 1997. These statements do not purport to be indicative of the consolidated results of operations of the Company that might have been obtained had these events actually then occurred or of the Company's future results.

   The unaudited pro forma condensed consolidated financial statements are based on certain assumptions and estimates which are subject to change.

                            CORNELL CORRECTIONS, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                      HISTORICAL
                                                  -------------------                     PRO FORMA
                                                     THE                 PRO FORMA         FOR THE
                                                   COMPANY     ALLVEST   ADJUSTMENTS     ACQUISITION
                                                  ----------  ---------  -----------    --------------
ASSETS:
Current assets:
    Cash and cash equivalents ..................   $  1,141   $  1,088   $ (1,088)(1)    $  1,141
    Receivables, net ...........................     22,462      1,041     (1,041)(1)      22,462
    Other current assets .......................      4,897         65        (27)(1)       4,935
                                                   --------   --------   --------        --------
      Total current assets .....................     28,500      2,194     (2,156)         28,538
Property and equipment, net ....................    126,454      2,322     14,692 (2)     143,468
Intangibles ....................................      5,904       --        4,015 (3)       9,919
Other assets ...................................      3,941       --                        3,941
                                                   --------   --------   --------        --------
      Total assets .............................   $164,799   $  4,516   $ 16,551        $185,866
                                                   ========   ========   ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
    Accounts payable and accrued liabilities ...   $ 22,537   $    932   $   (919)(4)    $ 23,153
                                                                              603 (5)
    Current portion of long-term debt ..........        239        169       (169)(4)         239
                                                   --------   --------   --------        --------
      Total current liabilities ................     22,776      1,101       (485)         23,392
Other long-term liabilities ....................        810        588       (588)(4)         810
Long-term debt, excluding current portion ......     51,769      1,830     (1,830)(4)      72,220
                                                                           20,451 (6)

Stockholders' equity ...........................     89,444        997       (997)(7)      89,444
                                                   --------   --------   --------        --------
      Total liabilities and stockholders' equity   $164,799   $  4,516   $ 16,551        $185,866
                                                   ========   ========   ========        ========
                                                       --         --         --              --

                  See accompanying notes to unaudited pro forma
                     condensed consolidated balance sheet.

                            CORNELL CORRECTIONS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       HISTORICAL
                                      -----------------------------------------------     TOTAL          PRO FORMA
                                          THE                    GREAT                   PRO FORMA        FOR THE
                                        COMPANY     ABRAXAS      PLAINS       ALLVEST   ADJUSTMENTS     ACQUISITIONS
                                      ----------   ---------   ----------   ----------  -----------     -------------
Revenues ..........................   $  70,302    $  22,832   $  14,766    $   7,898   $    --          $ 115,798

Operating expenses ................      57,047       17,413       7,766        5,700        (368) (1)      91,703
                                                                                              300  (2)
                                                                                              367  (3)
                                                                                            3,145  (4)
                                                                                              333  (5)

Depreciation and amortization .....       2,231          801         984          204          (4) (6)       4,186
                                                                                              201  (7)
                                                                                              230  (8)
                                                                                             (501) (9)
                                                                                               40 (10)
 General and administrative expenses      5,394        3,145        --           --        (3,145) (4)       5,394
                                       ---------    ---------   ---------    ---------   ---------        ---------

Income from operations ............       5,630        1,473       6,016        1,994        (598)           14,515

Interest expense ..................         491          808       3,318          112       2,631 (11)        7,360


Interest income ...................        (414)        --          (692)        --           692 (12)        (414)
                                       ---------    ---------   ---------    ---------   ---------        ---------

Income before provision
  for income taxes ................       5,553          665       3,390        1,882      (3,921)            7,569

Provision for income taxes ........       1,999         --          --           --         1,029 (13)        3,028
                                       ---------    ---------   ---------    ---------   ---------        ---------

Net income ........................   $   3,554    $     665   $   3,390    $   1,882   $  (4,950)        $   4,541
                                      =========    =========   =========    =========   =========         =========

Earnings per share:
     Basic ........................   $    0.48                                                           $    0.62
     Diluted ......................   $    0.46                                                           $    0.59

Number of shares used in per share
  computation (thousands):
       Basic ......................       7,350                                                               7,350
       Diluted ....................       7,740                                                               7,740


      See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL
                                      ---------------------                  PRO FORMA
                                         THE                  PRO FORMA       FOR THE
                                       COMPANY     ALLVEST   ADJUSTMENTS    ACQUISITION
                                      ----------  --------- -------------  -------------
Revenues ..........................   $ 56,140    $  5,005   $   --          $ 61,145
Operating expenses ................     45,734       3,480                     49,214
Depreciation and amortization .....      1,900         155        (55)(6)       2,100
                                                                  100 (7)
General and administrative expenses      3,631        --                        3,631
                                      --------    --------   --------        --------
Income from operations ............      4,875       1,370        (45)          6,200
Interest expense ..................        716          60        815 (11)      1,591
Interest income ...................        (72)       --         --               (72)
                                      --------    --------   --------        --------
Income before provision
  for income taxes ................      4,231       1,310       (860)          4,681
Provision for income taxes ........      1,692        --          180 (13)      1,872
                                      --------    --------   --------        --------
Net income ........................   $  2,539    $  1,310   $ (1,040)       $  2,809
                                      ========    ========   ========        ========
Earnings per share:
        Basic .....................   $   0.27                               $   0.30
        Diluted ...................   $   0.26                               $   0.29


Number of shares used in per share
  computation (thousands):
        Basic .....................      9,407                                  9,407
        Diluted ...................      9,854                                  9,854


      See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

                           CORNELL CORRECTIONS, INC.
              NOTES TO UNAUDITED PRO FORMA CONSDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1.  ACQUISITION OF ALLVEST CORPORATION ALASKA CORRECTIONS DIVISION

      On August 13, 1998, Cornell Corrections, Inc., a Delaware corporation (the "Company"), through its wholly owned subsidiary, Cornell Corrections of Alaska, Inc., acquired substantially all of the Alaskan assets of Allvest, Inc. (the "Acquisition"). The Acquisition was completed pursuant to an Asset Purchase Agreement dated as of June 20, 1998 by and between the Company and Allvest, Inc., St. John Investments, Inc. and William C. Weimar. The Company paid an aggregate purchase price of $20.0 million and financed the purchase with borrowings from its revolving credit facility. The Acquisition is being treated as a purchase for accounting purposes.

      The Acquisition included the operations of five pre-release facilities located in Anchorage, Fairbanks and Bethel, Alaska with a total offender capacity of 540 beds and the real properties of three of the five facilities.


2.  PRO FORMA ADJUSTMENTS AND MANAGEMENT ASSUMPTIONS

      The pro forma balance sheet assumes the Acquisition had occurred on June 30, 1998 and the pro forma statements of operations assume the Acquisition had occurred on January 1, 1997. These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company as filed with the Securities and Exchange Commission.

      The following pro forma adjustments and management assumptions are reflected in the pro forma financial statements:

BALANCE SHEET

(1)   Records the elimination of assets not acquired in the Acquisition.
(2) Records an increase in the carrying value of property and equipment to estimated fair value.
(3) Records the excess of purchase price over fair value of identifiable net assets to goodwill.
(4)   Records the elimination of liabilities not assumed in the Acquisition.
(5)   Records accrued transaction costs.
(6) Records the increase in long-term debt related to financing the Acquisition.
(7) Records the elimination of the net assets of Allvest prior to the acquisition.

STATEMENTS OF OPERATIONS

(1) Records the elimination of one half of the annual management fee paid to a third party operator included in Great Plains' operating expenses as the operations of the facility were assumed by the Company after a six month contract termination period with the third party operator.
(2) Records an adjustment to operating expenses to record estimated property taxes on property and equipment purchased in the Great Plains acquisition which were tax exempt prior to the purchase.
(3) Records an estimated per diem payable to the Hinton Economic Development Authority for the twelve months ended December 31, 1997 at the Great Plains Correctional Facility.
(4) Records a reclassification of Abraxas' general and administrative expenses to operating expenses to conform to Company Policy.
(5) Records an adjustment to operating expenses to record eight months of estimated property taxes for property acquired from Abraxas which were tax exempt prior to the acquisition.
(6) Records an adjustment to depreciation expense for the revised basis in depreciable assets acquired from Allvest.

(7) Records goodwill amortization expense of $201,000 for the year ended December 31, 1997 and $100,000 for the six months ended June 30, 1998 for the Allvest acquisition.
(8) Records an adjustment to depreciation expense for the revised basis in depreciable assets purchased in the Great Plains acquisition.
(9) Records an adjustment to depreciation expense for the revised basis in depreciable assets acquired in the Abraxas acquisition.
(10) Records an adjustment to amortization expense to recognize eight months of amortization related to a non-compete agreement with the president of Abraxas.
(11) Records additional interest expense of $2.6 million for the year ended December 31, 1997 on assumed bank borrowings of $82.8 million incurred to consummate the Allvest, Great Plains and Abraxas acquisitions and additional interest expense of $815,000 for the six months ended June 30, 1998 on assumed bank borrowings of $20.0 million incurred to consummate the Allvest acquisition based at an interest rate of 8.75%.
(12)  Records the elimination of investment income recognized by Great
      Plains for the year ended December 31, 1997.
(13)  Records an adjustment to income tax expense for the foregoing adjustments.